Exhibit 99.1

                                  NEWS RELEASE

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                                                     Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

Global Entertainment Corporation                        Rudy R. Miller, Chairman
1600 North Desert Drive, Suite 301                              The Miller Group
Tempe, Arizona 85281-1230                     Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net


     GLOBAL ENTERTAINMENT SUBSIDIARY, JV OPERATORS OF CENTRAL HOCKEY LEAGUE,
      REPORTS $1.25 MILLION LICENSE FEE FOR EXPANSION CLUB IN ALLEN, TEXAS

TEMPE, ARIZONA,  APRIL 15, 2009 -- GLOBAL ENTERTAINMENT  CORPORATION (NYSE AMEX:
GEE) reports that the Central Hockey League (CHL), administered by one of its wholly-owned subsidiary companies, has completed the sale of a $1.25 million license fee with the addition of an Allen, Texas expansion club for the 2009-10 hockey season, following the approval from the Allen City Council on the team's lease with the new $52 million Allen Event Center. The $1.25 million license fee will be reported in the fourth quarter of fiscal year ending May 31, 2009. Global subsidiary International Coliseums Company (ICC) serves as the project manager for design and construction of the state-of-the-art facility currently under construction and which contributes project management revenue over a 22-month period for Global.

The CHL is currently playing its 17th season, with 18 member teams across 10 states. The Allen, Texas team will become the eighth active franchise in the state of Texas. The new Allen facility with a planned opening for November 2009 will seat 6,235 fans for hockey and will offer additional events that will include concerts, trade shows, family shows, youth hockey, agricultural events and other civic functions

Richard Kozuback, president and chief executive officer of Global Entertainment Corporation said, "We are pleased to announce the completion of the sale of the $1.25 million license fee and the addition of an expansion team for the CHL. The principal owners and operators of the CHL team will offer the Allen, Texas community a quality family entertainment option inside a new ultra modern facility designed by Global's seasoned team of professionals who have designed multiple first-class, multi-purpose events centers that are individualized to meet the specifications for each unique community they serve. We consider ourselves to be one of the premium builders of events centers that cater to mid-sized communities throughout the nation."

Global has multi-year agreements for the Allen, Texas facility that will utilize the diversified services of our subsidiary companies:

     * ENCORE FACILITY MANAGEMENT (Encore) will manage all building operations that includes food service and catering functions

     * GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) will be the licensing and advertising arm handling all sales and marketing services

     * GLOBAL ENTERTAINMENT TICKETING (GetTix.Net) will provide exclusive ticketing services for all events more...

Global Entertainment Subsidiary JV Operators of Central Hockey League Reports $1.25 Million License Fee for Expansion Club in Allen, Texas
April 15, 2009
Page 2


Visit our web sites:

www.globalentertainment2000.com                      www.centralhockeyleague.com
      www.coliseums.com                                    www.GetTix.net

Global Entertainment Corporation is an integrated events and entertainment company focused on mid-size communities that is engaged, through its six wholly owned subsidiaries, in sports management, multi-purpose events and entertainment centers and related real estate development, facility and venue management and marketing and venue ticketing. GLOBAL PROPERTIES I, in correlation with arena development projects, works to maximize value and develop potential new properties. INTERNATIONAL COLISEUMS COMPANY (ICC) serves as project manager for arena development while ENCORE FACILITY MANAGEMENT coordinates arena operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GETTIX.NET) is a ticketing company for sports and entertainment venues. The WESTERN PROFESSIONAL HOCKEY LEAGUE, INC., through a joint operating agreement with the Central Hockey League, is the operator and franchisor of professional minor league hockey teams in nine states.

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-K for the year ended May 31, 2008, as filed with the Securities and Exchange Commission.


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